1 EXPANDING SELF-SERVICE FINANCIAL ACCESS SEPTEMBER 3, 2025

2 This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “estimate,” “expect,” “target,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “would,” “potential,” “positioned,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR Atleos Corporation’s (“NCR Atleos,” “Atleos” or the “Company”) plans, targets, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in these materials include, without limitation, statements regarding the future commercial or financial performance of the Company; the expected financial performance of the Company for 2025; our expected areas of focus and strategy to drive growth and profitability and create long-term stockholder value, including key performance indicator targets and expectations for 2025; the Company's focus on advancing strategic growth initiatives and transforming the Company into a software-led ATM as a service company with a higher mix of recurring revenue streams; the Company’s projected installed base of ATM services units; our leverage targets for 2025 and long-term; our expected free cash flow for 2025; our expectations to begin returning cash to stockholders; and our expectations of NCR Atleos' ability to deliver increased value to customers and stockholders. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of the Company's control, including the failure of NCR Atleos to achieve some or all of the strategic benefits or opportunities expected from the spin-off; NCR Atleos' obligation to indemnify NCR Corporation (“Voyix” or “NCR Voyix”) pursuant to the agreements entered into connection with the spin-off (including with respect to material taxes) and the risk NCR Voyix may not fulfill any obligations to indemnify NCR Atleos under such agreements; that under applicable tax law, NCR Atleos may be liable for certain tax liabilities of NCR Voyix following the spin-off if NCR Voyix were to fail to pay such taxes; that agreements binding on NCR Atleos restrict it from taking certain actions after the distribution that could adversely impact the intended U.S. federal income tax treatment of the distribution and related transactions, potential liabilities arising out of state and federal fraudulent conveyance laws; the fact that NCR Atleos may receive worse commercial terms from third-parties for services it presently receives from NCR Voyix; that after the spin-off, certain of NCR Atleos' executive officers and directors may have actual or potential conflicts of interest because of their previous positions at NCR Voyix; our ability to retain key employees; our ability to protect our systems and data from cybersecurity threats or other technological risks; extensive competition in our markets; risks related to our level of indebtedness; and risks related to evolving global laws and regulations relating to data privacy, data protection and information security. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. As you read and consider this presentation, you should understand that these statements are not guarantees of performance or results. Although the Company believes that assumptions underlying the forward-looking statements contained herein are reasonable, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Additional information concerning these and other factors identified in “Risk Factors,” “Management Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” in the Company’s most recent report on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission (“SEC”) are available at https://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. Forward-Looking Statements

3 NON-GAAP MEASURES. While Atleos reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, comments made during this conference call and in these materials will include or make reference to certain “non-GAAP” measures, including, but not limited to: amounts in constant currency or CC, adjusted gross margin rate; diluted earnings per share (non-GAAP); adjusted free cash flow- unrestricted; adjusted gross margin (non-GAAP); gross profit; net debt; core revenues; adjusted EBITDA; core adjusted EBITDA; adjusted EBITDA margin; and the ratio of net debt to adjusted EBITDA or net leverage ratio. These measures are included to provide additional useful information regarding Atleos’ financial results and are not a substitute for their comparable GAAP measures. Explanations of these non-GAAP measures, and reconciliations of these non-GAAP measures to their directly comparable GAAP measures are included in the accompanying “Supplementary Materials” and are available on the Investor Relations page of Atleos’ website at www.ncratleos.com. Descriptions of many of these non- GAAP measures are also included in Atleos’ SEC reports. REVISION. During the second quarter of 2025, management identified immaterial misstatements in the previously issued financial statements of the Company. The Company evaluated the impact of these misstatements to the previously issued annual and interim financial statements and determined that they are not material to any period; however, the Company elected to revise the previously issued financial statements for impacted periods to improve the quality of financial reporting and due to the nature of the adjustments. The financial information included in this presentation reflects the revision. TRADEMARKS. All trademarks, service marks and trade names appearing in this presentation are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. USE OF CERTAIN TERMS. As used in these materials: (i) the term "recurring revenue" includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. (ii) the term "ARPU" means average revenue per unit. (iii) the term "ATMaaS" means ATM as a Service, our turnkey, end-to-end ATM platform solution. (iv) the terms "Core Revenue" and "Core Adjusted EBITDA" are defined in the accompanying "Supplementary Materials." These presentation materials and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together. Websites referenced in this presentation are not incorporated by reference into the presentation. Notes to Investors

1 2 3 4 5 Investment Thesis 2 Building a track record of transparency and consistent financial performance; separation transaction now behind us Leading global installed base and industry-best service delivery Banks and retailers accelerating their outsourcing of physical transactions and cash management Predictable free cash flow, steadily improving balance sheet, and a plan to begin returning cash to stockholders 4 World’s most comprehensive and scalable solutions offering

5 2 Leveraging world-class Atleos infrastructure and unmatched scale #1 Largest Independent ATM Network500K+ Leading Installed Base of Self Service ATMs ARPU & Profit Cross-sell Network Solutions Add new banking partners to Network Enhance retail partners in the Network Add new transaction sets Expand to new markets Continuous improvement productivity Lead with innovative devices & solutions Drive adoption of incremental outsourcing #1 ATMaaS and Managed Services Provider Industry Leading Self-Service Banking Solutions Platform

6*Definition in Supplementary Materials Full Year 2024 $4.3B Revenue $ 242M Free Cash Flow*Recurring Revenue $ 795M Adj. EBITDA* Growing our highly recurring revenue base with attractive margins and free cash flow Revenue by Geography 45% 31% 12% 12% Americas (excluding U.S.) APAC EMEA United States 18% 12% 38% 29%3% Software Hardware Network Transactions Services Revenue by Type $ 3.1B Financial Snapshot Other

7 Solid Underlying Market Fundamentals • Value of ATM cash withdrawals projected 3-year CAGR 1.4% 2024-2027 • $2.4 trillion cash in circulation at an all-time high, 14-year CAGR 5% 2010-20243 • Consumers value cash: >90% of U.S. consumers intend to use cash as a means of payment, or a store of value, in the future4 70% Reliance on Cash Continues ATM Cash Withdrawal Total Value ($B)1 14,146 13,824 13,43213,566 13,785 14,004 2022 2023 2024 2025E 2026E 2027E • Global ATM installed base remains stable • Atleos historically has outperformed market growth trends • Superior service levels drive market share gain • #1 in shipped device share for 8 consecutive years1 • Atleos is #1 or #2 for ATM installed base in every region around the world1 • Capital intensity and high switching costs limit the incentives for new entrants 1. Third-party industry research 2. Third-party industry research adjusted to include only Atleos target markets 3. Federal Reserve Bank of St. Louis 4. 2024 Diary of Consumer Payment Choice Stable Base of ATM Devices Global ATM Installed Base (000s)2 Favorable Market Position Drive More Services Revenue Per Device 1,936 1,925 1,920 1,916 1,914 1,911 2022 2023 2024 2025E 2026E 2027E 35% 36% 15% 14% Atleos Diebold Hyosung Other

Services: 54% of Revenue Hardware: 28% of Revenue • Best-in-class global service footprint that ensures efficient maintenance and dependability • Supports the largest footprint of ATMs globally • Industry leading hardware and software solutions provided around the world • Comprehensive ATM hardware suite driven by software and application platform >500,000 Devices Managed Globally Software: 18% of Revenue • Solid organic revenue growth over time • Strong and increasing profitability and cash flow generation from incremental service revenues as financial institutions increasingly outsource ATM operations via ATMaaS platform • Driving productivity and efficiency through technological advancements 2024 $2.7B revenue, $0.6B Adj. EBITDA*, 24% Adj. EBITDA Margin* Self-Service Banking Business 8 * Refer to definition in supplementary materials

Self-Service Banking Growth Initiatives

Capturing additional services as banks continue to outsource


Connected Hardware Maintenance
Second Line Maintenance
Single Line Maintenance
First Line Maintenance
Multi-vendor Maintenance
Service & Software Management
Incident Mgmt. & Monitoring
Software Distribution
Electronic Journal Management
Security Operations Management
Anti-virus
Password Compliance Mgmt.
Hard Disk Encryption
Whitelisting
Cash Operations Management
Currency Forecasting
Cash-in-Transit Management
ATM as a Service
Transaction Processing
Cash Management
Back Office
ATM Operations
Software Management
ATM Deployment
Maintain
~400K Units[1]
1X Rev
Manage
~80K Units[1]
~1.2 -1.7X Rev
Run
~28K Units[1]
~2.0-2.5X Rev

[1] Approximate unit count as of December 31, 2024

ATLEOS

9

Network Business

2024 $1.3B revenue, $0.4B Adj. EBITDA, 31% Adj. EBITDA Margin

~80,000 ATMs Drive Durable Recurring Revenue

Located in Blue Chip Retail Partners

Capital One, Capitec Bank, chime, Circle K, citi, 7-Eleven, CVS pharmacy, J.P.Morgan, Kroger, PNC, RBC, Rite Aid, Santander, Scotiabank, Target, TD, USAA, usbank, Walgreens, Wells Fargo, Shell


Allpoint ATM
Allpoint
Surcharge-Free ATM Access
Allpoint

- Only ATM OEM that owns and operates an estate of ATMs at scale
- Operating in 13 countries
- ~1,200 financial institutions in the Allpoint Network
- Delivering frictionless self-service experience
- Migrating transactions from teller and retail service desk to the ATM
- Emerging revenue streams will drive growth
  - Deposits, digital currency, cardless transactions

ATLEOS

10

Network Growth Initiatives

Four paths to drive profitable growth

Add New Financial Institutions to the Network	Migrate More Branch Activities to the Network	Expand Transaction Sets	Enter New Markets
Increase the number of consumers transacting	Drive greater adoption of utility banking services; enhance efficiencies of customers	Boost volumes on existing units by adding deposit, ReadyCode and cardless transactions	Introduce utility type services to banks in international markets

Leveraging the **~80,000 ATMs** we own and operate in **13 countries** located in high traffic, blue chip retail locations


Canada
United States
Mexico
UK & Ireland
Germany
Portugal / Spain
Greece / Italy
South Africa
Australia / New Zealand

ATLEOS

11

12 Consumer Convenience More account providers High value retailers Attract more account providers Consumer Loyalty Programs Drives more store traffic, moves traffic away from branch Provides presence, driving loyalty and growth for banks Account providers Retailers PlatformBanks, fintech, prepaid, and more ATM Network Benefits All Stakeholders Drive more consumers to retail sites

Significant Runway For Strong Long-Term Profit and Cash Flow Growth

Executing our long-term objectives should drive exceptional profit and free cash flow growth, while a large addressable market opportunity for outsourced services remains



2024 ATM Services Installed Base
~590k Units
~402k
68%
~80k
~80k
Managed Services (ATMaaS)
~28k
Full Outsourcing (ATMaaS)
3-5 Year Projected ATM Services Installed Base
~620k Units
~332k
54%
~88k
Managed Services (ATMaaS)
Full Outsourcing (ATMaaS)
Outsourced Solutions
~200k
(ATMaaS)
Standard Break/fix
Network
ATMaaS

ATLEOS 13

14 Q2 results at high-end or exceeded expectations $ in millions, except per share amounts 70% +4% y/y Core Consolidated Adjusted EBITDA & Margin Non-GAAP Diluted EPS Consolidated Revenue/Recurring +4% y/y +6% y/y Core +9% y/y Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 $229 $209 $205 $172 $197 19.4%18.2% 17.6%20.7% Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 $0.90 $1.19 $0.85 $0.64 $0.93 • Q2 ’25 Adj EBITDA of $205M was at the high end of our guidance range • +4% y/y Adj EBITDA growth 18.6% • Q2'25 Adj EPS was above the high-end of our guidance range • +9% y/y Adj EPS growth • Q2 ‘25 Core Revenue of ~$1 billion grew 4% y/y, in line with outlook • Q2 ‘25 Core Recurring Revenue mix of 70%; ~72% excluding hardware-related growth Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Recurring Core Non-Recur Core $1,049 $1,055 $965 $1,081 74%74% 72% 76% $1,080 $1,078 $1,108 $979 $1,094 $1,104 70% Margin

2025 Full Year Outlook

$ in millions, except percentages and per share amounts

FY 2025 Targets	2025 Initial Guidance	2024 Base(3)
Core Revenue (excludes Voyix)	**3% to 6% growth constant currency (est. FX impact -2%)**	$4,175
Total Revenue	**1% to 3% growth constant currency (est. FX impact -2%) - Assumes Voyix related revenue down ~$100M**	$4,317
Total Adjusted EBITDA(1)	**7% to 10% growth constant currency (est. FX impact -1%)**	$794
Fully Diluted EPS (non-GAAP) (2)	**21% to 27% growth**	$3.22
Adj. Free Cash Flow – Unrestricted	**$260M - $300M**	$242

(1) Our Adjusted EBITDA calculation previously included certain amounts reported in Other income (expense), net. Beginning in 2025, we exclude total Other income (expense), net from our Adjusted EBITDA calculation, which in 2024 would have resulted in Adjusted EBITDA of $794 million, not including the impact of the revision to our 2024 financial statements discussed in the section entitled "Notes to Investors."

(2) Incorporates consensus average SOFR rates for the year in interest expense.

(3) The 2024 base does not reflect the impact of the revision to our 2024 financial statements discussed in the section entitled "Notes to Investors," or the change in our definition of Non-GAAP diluted EPS discussed in the supplementary section of this presentation, as those changes do not impact the guided ranges we have previously communicated.

ATLEOS

15

Reduce Leverage to Long-Term Target Capital Allocation 16 Significant Opportunity to Create Value Through Capital Allocation $ in millions • Free cash flow use focused on debt reduction; reduce leverage <3.0x in 2H 2025 • Net long-term leverage target ~ 2.5x • Above scenario assumes all Cash Flow Available for Discretionary Debt Repayment & Capital Allocation goes to debt reduction • Board authorized $200 million share repurchase program, representing ~10% of market capitalization1 • Repurchase authorization has a two-year term • Goal moving forward is to balance share repurchases, further debt reduction and continued investment in the business to optimize shareholder value creation 0.0x 1.0x 2.0x 3.0x 4.0x 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2024 2025 2026 2027 2028 Le ve ra g e $ ’s m il li o n s Snr Notes TLA TLB Revolver Leverage Ratio Near-Term Priorities I. Pay down debt to reduce leverage ratio / interest expense II. Opportunistic share repurchases III. Reinvest to support our current business and high return growth opportunities 1. Market Capitalization as of 6/30/2025

17 Capital Structure Borrowings Balance as of Q2’25 Base Index Spread/Coupon Maturity Revolving Credit Facility $240M TSFR+ 275 bps 10/16/2028 Term Loan A - 1 741M TSFR+ 275 bps 10/16/2028 Term Loan A - 2 293M TFSR+ 275 bps 10/16/2028 Term Loan B 320M TFSR+ 375 bps 4/16/2029 9.5% Senior Notes due 2029 1,350M Fixed Coupon 9.50% 4/1/2029 Deferred Fees (51M) Other 4M Total Debt Outstanding $2,897M • Credit Profile • Credit ratings have improved since the split from legacy NCR Corp. with Moody’s upgrade to B1 and S&P stable at B+ • On October 17, 2024, the Company repriced its existing credit facilities and upsized its Revolver Credit Facility by $100M, alongside $300M incremental TLA-2, followed by the proceeds used to prepay $300M of the TLB • Senior notes are callable in October 2026 at 104.75 currently trading at ~1081 • Net Leverage Ratio is approximately 3.1x as of June 30, 2025 and is expected <3.0x in 2H 2025 1. Bond trading as of 8/28/25

SUPPLEMENTARY MATERIALS

Recurring revenue - all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. Core revenue - refers to the results of our reportable segments (Self-Service Banking, Network, and T&T). We use the term "core" to describe our total segment results excluding revenue related to our "Other" (or "Non-Core") business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos and revenues from commercial agreements with Voyix. These non-core revenues are excluded because they are not part of Atleos' ongoing planned business operations. Core Adjusted EBITDA - refers to the results of our reportable segments (Self-Service Banking, Network, and T&T) plus Corporate income and expenses not allocated to segments. We use the term "core" to describe our results excluding "Other" (or "Non-Core") business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos and revenues from commercial agreements with Voyix. These non-core results are excluded because they are not part of Atleos' ongoing planned business operations. ARPU - average revenue per unit ATM - Automated teller machine ATM as a Service (“ATMaaS”) - our turnkey, end-to-end ATM platform solution, whereby we provide comprehensive managed services solutions to financial institutions. Hardware revenue - revenue related to ATM and other hardware sales Services revenue - revenue related to hardware and software maintenance, professional services, and ATMaaS Software revenue - revenue related to software license, software maintenance and professional installation services Transactional revenue - revenue related to payment transaction processing services, interchange and other network revenue as well as Bitcoin-related revenue Certain Terms & Key Performance Indicators (KPIs)

While Atleos reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, comments made during this conference call and in these materials will include non-GAAP measures. Atleos’ definitions and calculations of these non-GAAP measures may differ from similarly- titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. Atleos believes these measures are useful for investors because they provide a more complete understanding of Atleos’ underlying operational performance, as well as consistency and comparability with Atleos’ past reports of financial results. Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (non-GAAP), Adjusted Income from Operations (Non-GAAP), Adjusted Interest and Other Income (Expense) (non-GAAP), Adjusted Income Tax Expense (non-GAAP), Adjusted Net Income from Continuing Operations Attributable to Atleos (non- GAAP) and Diluted Earnings per Share (Non-GAAP) are calculated as GAAP gross profit, operating expenses, income from operations, interest and other income (expense), income taxes, net income attributable to Atleos, and diluted earnings per share, respectively, excluding, as applicable, acquisition-related costs; pension mark-to-market adjustments and other one-time pension-related costs; separation-related costs; amortization of acquisition-related intangibles; stock- based compensation expense; transformation and restructuring charges (which includes integration, severance, divestiture and other exit and disposal costs); Voyix legal and environmental indemnification expense; foreign currency remeasurement gain/loss of hyper-inflationary countries; and other non-recurring or unusual items. Management uses these non-GAAP measures to compare performance consistently over various periods. Diluted Earnings per Share (Non-GAAP) definition change The Company recognizes foreign currency gains and losses as a result of remeasuring the local currency denominated monetary assets and liabilities for countries designated as hyper-inflationary economies. Beginning in the second quarter of 2025, we exclude from our Non-GAAP diluted EPS the gains and losses on remeasurement of foreign currency in hyper-inflationary countries. Management believes excluding these gains or losses is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Historical periods in this release have been recast to reflect the change in definition. Adjusted Free Cash Flow-Unrestricted (FCF) is calculated as net cash provided by operating activities less capital expenditures, less additions to capitalized software, plus/minus the change in restricted cash settlement activity, plus/minus net reductions or reinvestment in the trade receivables facility due to fluctuations in the outstanding balance of receivables sold, plus proceeds from sale-leaseback transactions of owned ATMs used in ATM as a Service and certain Network arrangements, plus pension contributions and settlements, and plus legal and environmental indemnification payments made to Voyix. Restricted cash settlement activity represents the net change in amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations. These amounts can fluctuate significantly period to period based on the number of days for which settlement to the merchant has not yet occurred or day of the week on which a reporting period ends. We believe Adjusted free cash flow-unrestricted information is useful for investors because it indicates the amount of cash available after these adjustments for, among other things, investments in Atleos’ existing businesses, strategic acquisitions, and repayment of debt obligations. Adjusted free cash flow-unrestricted does not represent the residual cash flow available, since there may be other non-discretionary expenditures that are not deducted from the measure. Non-GAAP Measures

Net Debt is based on Atleos' total debt less cash and cash equivalents, with total debt being defined as total short-term borrowings plus total long-term debt as presented on the face of the Condensed Consolidated Balance Sheets. Atleos believes that Net Debt provides useful information to investors because Atleos’ management reviews Net Debt as part of its management of overall liquidity, financial flexibility, capital structure and leverage. In addition, certain debt rating agencies, creditors and credit analysts monitor Atleos’ Net Debt as part of their assessments of Atleos’ business. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is calculated as GAAP Net income (loss) attributable to Atleos plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus acquisition-related costs; plus pension mark-to-market adjustments and other one-time pension-related costs; plus separation-related costs; plus transformation and restructuring charges (which includes integration, severance, divestiture and other exit and disposal costs); plus stock-based compensation expense; plus Voyix legal and environmental indemnification expense; plus other amounts included in Other income (expense), net. Management uses this non-GAAP measure to compare performance consistently over various periods. Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue. Adjusted EBITDA margin by segment is calculated based on segment Adjusted EBITDA divided by the related segment component of revenue. Management uses this non-GAAP measure to compare performance consistently over various periods. Net Leverage Ratio is calculated by dividing Net Debt by trailing twelve-month Adjusted EBITDA. Management believes this ratio provides useful information to investors because it is an indicator of the Company's ability to meet its future financial obligations. In addition, the net leverage ratio is a measure frequently used by investors and credit rating agencies. Constant Currency (CC) excludes the effects of foreign currency translation by translating prior period results at current period monthly average exchange rates. Due to the overall variability of foreign exchange rates from period to period, management uses constant currency measures to compare performance consistently over various periods. With respect to our Adjusted EBITDA, adjusted free cash flow-unrestricted and non-GAAP diluted earnings per share forward-looking guidance, we do not provide a reconciliation of the respective GAAP measures because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income, GAAP cash flow from operating activities and GAAP diluted earnings per share without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. These non-GAAP measures are reconciled to their corresponding GAAP measures in the following slides and elsewhere in these materials. These reconciliations and other information regarding these non-GAAP measures are also available on the Investor Relations page of Atleos' website at www.ncratleos.com. Non-GAAP Measures

FY 2024 % of Revenue Net Income Attributable to Atleos (GAAP) $93 2.2% Interest Expense 309 7.2% Interest Income (7) (0.2)% Income Taxes 47 1.1% Depreciation and amortization 176 4.1% Acquisition-related amortization of intangibles 95 2.2% Stock-based compensation expense 38 0.9% Separation costs 19 0.4% Acquisition-Related Costs (5) (0.1)% Transformation & restructuring costs 22 0.5% Voyix environmental indemnification expense 14 0.3% Pension mark-to-market adjustments (38) (0.9)% Loss on Debt Exinguishment 20 0.5% Other (income) expense items, net(1) 12 0.2% Adjusted EBITDA (non-GAAP) $795 18.4% $ in millions (1) Includes certain income and expense items reported within Other income (expense), net on the Condensed Consolidated Statements of Operations, such as bank fees, the components of pension, postemployment and postretirement expense other than service cost, and the impact of foreign currency fluctuations. Prior to 2025, our calculations of Adjusted EBITDA did not exclude these items. All periods presented have been recast to reflect the new definition. Additional amounts reported in Other income (expense), net are separately captured in this reconciliation. Therefore, Other (income) expense items, net shown here will not agree to total Other income (expense), net on the Condensed Consolidated Statements of Operations. FY 2024 GAAP to Non-GAAP Reconciliation

GAAP to Non-GAAP Reconciliation

$ in millions

	Q2 2025	% of Revenue	Q1 2025	% of Revenue	Q4 2024	% of Revenue	Q3 2024	% of Revenue	Q2 2024	% of Revenue
Net Income Attributable to Atleos (GAAP)	$45	4.1%	$15	1.5%	$48	4.3%	$22	2.0%	$30	2.8%
Interest Expense	69	6.3%	67	6.9%	72	6.5%	79	7.3%	79	7.2%
Interest Income	(1)	(0.1)%	(1)	(0.1)%	(2)	(0.2)%	(1)	(0.1)%	(2)	(0.2)%
Income Taxes	19	1.7%	10	1.0%	25	2.3%	14	1.3%	4	0.4%
Depreciation and amortization expense	45	4.1%	41	4.3%	44	4.0%	45	4.2%	43	4.0%
Acquisition-related amortization of intangibles	24	2.2%	23	2.3%	23	2.1%	24	2.2%	23	2.1%
Stock-based compensation expense	8	0.7%	9	0.9%	10	0.9%	9	0.8%	9	0.8%
Separation costs	6	0.5%	2	0.2%	(1)	(0.1)%	5	0.5%	6	0.6%
Acquisition-related Costs	1	0.1%	—	—%	—	—%	(1)	(0.1)%	(4)	(0.4)%
Transformation and restructuring costs	(11)	(1.0)%	1	0.1%	8	0.7%	7	0.7%	6	0.6%
Voyix environmental indemnification expense	1	0.1%	4	0.4%	12	1.1%	2	0.2%	—	—%
Pension mark-to-market adjustments	—	—%	—	—%	(38)	(3.4)%	—	—%	—	—%
Loss on Debt Extinguishment	—	—%	—	—%	20	1.8%	—	—%	—	—%
Other income (expense) items, net[1]	(1)	(0.1)%	1	0.1%	8	0.7%	4	0.4%	3	0.3%
Adjusted EBITDA (non-GAAP)	$205	18.6%	$172	17.6%	$229	20.7%	$209	19.4%	$197	18.2%
Other (Voyix-related) income and expenses not allocated to segments	1	0.1%	(2)	(0.2)%	2	0.2%	(3)	(0.3)%	(3)	(0.3)%
Core Adjusted EBITDA (non-GAAP)	$206	18.7%	$170	17.4%	$231	20.9%	$206	19.1%	$194	17.9%

[1] Includes certain income and expense items reported within Other income (expense), net on the Condensed Consolidated Statements of Operations, such as bank fees, the components of pension, postemployment and postretirement expense other than service cost, and the impact of foreign currency fluctuations. Prior to 2025, our calculations of Adjusted EBITDA did not exclude these items. All periods presented have been recast to reflect the new definition. Additional amounts reported in Other income (expense), net are separately captured in this reconciliation. Therefore, Other (income) expense items, net shown here will not agree to total Other income (expense), net on the Condensed Consolidated Statements of Operations.

FY 2024(1) GAAP Diluted Earnings per Share $1.23 Plus: Special Items Transformation and restructuring costs 0.27 Stock-based compensation expense 0.47 Acquisition-related amortization of intangibles 0.99 Acquisition-related costs (0.05) Separation costs 0.21 Voyix environmental indemnification expense 0.15 Valuation allowance and other tax adjustments 0.07 Loss on debt extinguishment 0.27 Pension mark-to-market adjustments (0.39) Non-GAAP Diluted Earnings per Share $3.22 (1) Based upon the weighted average diluted shares of 74.2 million for the twelve months ended December 31, 2024. GAAP to Non-GAAP Reconciliation

Q2 2025(1) Q1 2025(1) Q4 2024(1) Q3 2024(1) Q2 2024(1) GAAP Diluted Earnings per Share $0.60 $0.20 $0.64 $0.30 $0.41 Plus: Special Items Transformation and restructuring costs (0.12) 0.01 0.09 0.09 0.07 Stock-based compensation expense 0.09 0.12 0.13 0.11 0.11 Acquisition-related amortization of intangibles 0.25 0.23 0.27 0.25 0.23 Acquisition-related costs 0.01 — — (0.01) (0.04) Separation costs 0.08 0.01 — 0.07 0.05 Voyix environmental indemnification expense 0.01 0.04 0.12 0.03 — Valuation allowance and other tax adjustments — — — 0.03 — Loss on debt extinguishment — — 0.27 — — Pension mark-to-market adjustments — — (0.38) — — Hyperinflationary countries(2) 0.01 0.03 0.05 0.03 0.02 Non-GAAP Diluted Earnings per Share $0.93 $0.64 $1.19 $0.90 $0.85 (1) Based upon the weighted average diluted shares of 74.9 million, 75.2 million, 75.0 million, 74.5 million, and 73.7 million for the three months ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024 respectively. (2) Beginning in the second quarter of 2025, we exclude from our Non-GAAP diluted EPS the gain/loss on remeasurement of foreign currency in hyper-inflationary countries. All periods presented have been recast to reflect the new definition. GAAP to Non-GAAP Reconciliation

FY 2024 Cash provided by operating activities $344 Total capital expenditures $(126) Restricted cash settlement activity $21 Pension contributions $3 Adjusted Free Cash Flow-Unrestricted $242 $ in millions GAAP to Non-GAAP Reconciliation